Exhibit 99.2

FOR IMMEDIATE RELEASE

Rice Energy Inc. Announces Closing of Public Offering and Full Exercise of Underwriters’

Option to Purchase Additional Common Stock

CANONSBURG, PA, August 19, 2014 – Rice Energy Inc. (NYSE:RICE) (the “Company”) today announced the completion of its underwritten public offering of 13,729,650 shares of its common stock at $27.30 per share, including 1,790,824 shares pursuant to the full exercise by the underwriters of their option to purchase additional common stock from the selling stockholders named in the registration statement. The Company sold 7,500,000 shares of its common stock, and the selling stockholders, affiliates of Natural Gas Partners and Alpha Natural Resources, sold 6,229,650 shares of the Company’s common stock.

The net proceeds received by the Company from the sale of 7,500,000 shares of its common stock were approximately $196.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds to fund a portion of its 2014 capital budget. The Company will not receive any of the proceeds from the sale of shares of the Company’s common stock by the selling stockholders.

Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC acted as joint book-running managers of the offering.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This offering will be made only by means of a written prospectus forming part of the effective registration statement. A copy of the prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained, when available, from:

Goldman, Sachs & Co. Attn: Prospectus Department 200 West Street New York, NY 10282 prospectus-ny@ny.email.gs.com Telephone: 1-866-471-2526	Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 barclaysprospectus@broadridge.com Toll-Free: 1-888-603-5847	Citigroup Global Markets Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 prospectus@citi.com Toll-Free: 1-800-831-9146

Wells Fargo Securities c/o Equity Syndicate Department 375 Park Avenue New York, NY 10152 cmclientsupport@wellsfargo.com Toll-Free: 1-800-326-5897

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceEnergy.com